Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-211682) pertaining to the Reata Pharmaceuticals, Inc. Amended and Restated 2007 Long Term Incentive Plan,
(2)	Registration Statement (Form S-8 No. 333-216412) pertaining to the Reata Pharmaceuticals, Inc. Amended and Restated 2007 Long Term Incentive Plan,
(3)	Registration Statement (Form S-8 No. 333-223407) pertaining to the Reata Pharmaceuticals, Inc. Amended and Restated 2007 Long Term Incentive Plan,
(4)	Registration Statement (Form S-8 No. 333-229954) pertaining to the Reata Pharmaceuticals, Inc. Amended and Restated 2007 Long Term Incentive Plan,
(5)	Registration Statement (Form S-8 No. 333-232099) pertaining to Reata Pharmaceuticals, Inc. Second Amended and Restated Long Term Incentive Plan,
(6)	Registration Statement (Form S-8 No. 333-236657) pertaining to Reata Pharmaceuticals, Inc. Second Amended and Restated Long Term Incentive Plan,
(7)	Registration Statement (Form S-3 No. 333-218915) and in the related Prospectus, and
(8)	Registration Statement (Form S-3 No. 333-226289) and in the related Prospectus;

of our reports dated March 1, 2021, with respect to the consolidated financial statements of Reata Pharmaceuticals, Inc. and the effectiveness of internal control over financial reporting of Reata Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) of Reata Pharmaceuticals, Inc. for the year ended December 31, 2020.

/s/ Ernst & Young LLP

Dallas, Texas

March 1, 2021